Exhibit 99.1

News Release
Axalta Coating Systems Two Commerce Square	Contact Christopher Mecray
Suite 3600 2001 Market Street Philadelphia, PA 19103 USA	+1 215 255 7970 Christopher.mecray@axaltacs.com www.Axaltacs.com

For Immediate Release

Axalta Commences Secondary Offering

Philadelphia, PA, March 30, 2015: Axalta Coating Systems Ltd. (NYSE: AXTA) has commenced a secondary offering of 35,000,000 common shares. The shares will be offered by certain affiliates of The Carlyle Group (the “selling shareholders”). The offering is being made pursuant to a registration statement on Form S-1 previously filed with the U.S. Securities and Exchange Commission. The selling shareholders have also granted the underwriters a 30-day option to purchase up to an additional 5,250,000 common shares. Axalta will not receive any of the proceeds from the offering of shares by the selling shareholders.

Citigroup, Goldman, Sachs & Co., Deutsche Bank Securities and J.P. Morgan are lead book-running managers for the proposed secondary offering. Additional book-running managers are BofA Merrill Lynch, Barclays, Jefferies and UBS Investment Bank. Co-managers are Morgan Stanley, BB&T Capital Markets, Nomura and SMBC Nikko.

Copies of the preliminary prospectus relating to the proposed secondary offering may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or telephone: (800) 831-9146; Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com; Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005, telephone: 800-503-4611 or email: prospectus.CPDG@db.com; and J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717 or telephone: (866) 803-9204.

The Company also announced today that Citigroup, Goldman, Sachs & Co., Deutsche Bank Securities and J.P. Morgan, the lead book-running managers in the recent public sale of

57,500,000 common shares of the Company by certain affiliates of The Carlyle Group, are terminating the lock-up agreements entered into in connection with the Company’s initial public offering by the Company’s officers and directors, each of whom has entered into new lock-up agreements in connection with the new offering. The termination will take effect on April 1, 2015.

Important Information

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

This release may contain certain forward-looking statements regarding Axalta and its subsidiaries and the secondary offering of Axalta’s common shares. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

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About Axalta Coating Systems

Axalta is a leading global company focused solely on coatings and providing customers with innovative, colorful, beautiful and sustainable solutions. From light OEM vehicles, commercial vehicles and refinish applications to electric motors, buildings and pipelines, our coatings are designed to prevent corrosion, increase productivity and enable the materials we coat to last longer. With more than 145 years of experience in the coatings industry, the 12,000 people of Axalta continue to find ways to serve our more than 120,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information visit www.axaltacoatingsystems.com and follow us @axalta on twitter.

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